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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 28,1999 on the financial statements of Transnational Partners II, LLC as of December 31, 1997 and 1998 and for the period from February 9, 1997 (commencement of operations) to December 31, 1997, and for the year ended December 31, 1998 included in The Titan Corporation's Form 8-K/A dated January 24, 2000 and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP

San Diego, California
January 24, 2000